Final	Exhibit 99.1

For more information, contact:
        Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

West Coast Bancorp Reports 2009 Second Quarter Results

•
Second quarter 2009 operating loss*, which excludes an industry-wide special FDIC assessment charge of $.8 million after tax, was $5.5 million or $.36 per diluted share compared to operating income per diluted share of $.17 in the same quarter 2008.

•	West Coast Bank’s total risk based capital ratio increased to 10.81% at June 30, 2009 from 10.70% at June 30, 2008.

•	total number of customer checking accounts grew by over 2,000 or 9% annualized during the second quarter 2009.

•	June 30, 2009 total nonperforming assets decreased slightly from March 31, 2009.

•
Excluding the special fdic assessment charge and an increase in the fdic assessment rate, total non-interest expense fell 4% from the same quarter in 2008 as a result of continued efforts to manage controllable expenses.

Lake Oswego, OR – July 24, 2009 – West Coast Bancorp (NASDAQ: WCBO) today announced a loss for the second quarter of 2009 of $6.3 million or $.41 per diluted share including a special FDIC assessment charge of $.8 million after-tax or $.05 per diluted share. The operating loss* was $5.5 million or $.36 per diluted share in the second quarter of 2009, compared to operating income of $2.7 million or $.17 per diluted share in the same quarter of 2008.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

	GAAP			Operating*
	Three months ended			Three months ended
(Dollars in thousands,	June 30,			June 30,
except per share data, unaudited)	2009	2008	Change	2009	2008	Change

For the three months ended:
Net (loss) income	$(6,339)	$2,684	-336%	$(5,562)	$2,684	-307%
Net (loss) income per diluted share	$(0.41)	$0.17	-341%	$(0.36)	$0.17	-312%

Return on average equity	-14.6%	5.2%	-19.8%	-12.8%	5.2%	-18.0%

West Coast Bank Tier 1 capital ratio	9.56%	9.45%	0.11%
West Coast Bank Total capital ratio	10.81%	10.70%	0.11%
West Coast Bank leverage ratio	8.39%	8.90%	-0.51%

West Coast Bancorp Tier 1 capital ratio	9.85%	10.00%	-0.15%
West Coast Bancorp Total capital ratio	11.10%	11.25%	-0.15%
West Coast Bancorp leverage ratio	8.65%	9.46%	-0.81%
West Coast Bancorp common equity
to tangible assets	6.46%	7.85%	-1.39%

Total period end loans	$1,917,028	$2,153,716	-11%
Total period end deposits	$2,109,367	$2,078,250	1%

*Operating loss for the quarter ended June 30, 2009, and numbers derived using operating loss for the quarter, including operating loss per diluted share and operating return on average equity are non-GAAP (Generally Accepted Accounting Principles) financial measures derived by adjusting the Company’s loss under GAAP to eliminate the special FDIC assessment charge of $.8 million after-tax.  Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its operating performance as compared to prior periods.  See table 1 below for a reconciliation of non-GAAP financial information.

“Second quarter operating results continue to be disappointing.  However, there were a number of positive developments in the second quarter. Our branch personnel and relationship managers did an excellent job generating new core accounts which resulted in a 9% annualized growth in checking accounts. Fee income rebounded from the first quarter due to increased transaction activity and growth in our account and card base. The inflow to nonperforming assets slowed from recent quarters as exposure to residential real estate construction continued to decline, and we disposed of a considerable number of residential OREO properties. Lastly, as a result  of a combination of actions we have taken  to enhance our liquidity position and maintain our risk based capital levels, we continue to have solid capacity to meet the banking needs of our customers,” said Robert D. Sznewajs, President and CEO.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

 “The service to our customers remains strong, evidenced by our recent recognition in The Statesman Journal as the number one rated financial institution in Salem, Oregon, where the bank enjoys the highest deposit market share of any bank. This achievement is a tremendous credit to our people and an indication of our loyal customer bases, “ continued Sznewajs.

Financial Results:

Over the past year total loans declined $237 million or 11% to $1.92 billion at June 30, 2009. Excluding the $135 million or 93% contraction in two-step loan balances, loan balances declined 5% or $102 million. The impact of the recession and the challenging residential housing market were evident in both demand for and origination of construction and commercial loans. The residential construction loan portfolio contracted 57% over the past year, meaningfully reducing the Company’s risk exposure to this sector. Additionally, and consistent with our capital preservation strategies, the Company remains focused on taking care of existing borrowers’ credit needs. At June 30, 2009, the remaining two-step loan balance measured $10 million or less than 1% of total loans, down from $146 million and 7%, respectively, a year ago.

Second quarter 2009 average total deposits of $2.08 billion increased 2% from the same quarter in 2008. Growth in demand, savings, and certificate of deposit balances less than $100,000 more than offset the effect of a lower average balance per money market account and a reduction in certificate of deposit balances greater than $100,000. The Company’s funding position changed favorably over the past 12 months with its loan to deposit ratio decreasing from 104% to 91% at June 30, 2009.

As a result of lower average earning asset balances and a 44 basis points compression in the net interest margin to 3.50%, second quarter 2009 net interest income at $20.2 million declined $3.5 million from the second quarter 2008. However, net interest income was relatively unchanged from the first quarter of 2009. The year over year contraction in second quarter net interest margin was primarily a consequence of the declining benefit from our sizable non-interest bearing demand deposit balances in this unusually low interest rate environment and a shift in the earning asset mix from loan balances to investment securities as part of our liquidity and capital strategies. The lengthening of certificate of deposit maturities and Federal Home Loan Bank (“FHLB”) borrowings, which were consistent with our interest rate sensitivity and liquidity strategies, also negatively impacted the net interest margin in the quarter.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

Total non-interest income of $6.0 million in the quarter ended June 30, 2009 declined $3.1 million due to OREO valuation adjustments which measured $3.1 million in the quarter compared to no such charges in the same quarter of 2008. Two-step properties accounted for $2.3 million of the total OREO valuation adjustment. We experienced only a modest loss at final disposition of two-step OREO properties sold during the second quarter. Our two-step property sales have been strong over the past few months as evidenced by 54 closed sales in the second quarter with total proceeds of $13.4 million. The disposition volume accelerated from 24 closed sales of such properties in the first quarter. Additionally, we had sales pending for 42 two-step properties at quarter end, with expected total proceeds of $10.5 million and no loss projected upon final disposition. We continue to expect a meaningful decline in the two-step nonperforming asset balance as we proceed through 2009. At the end of the second quarter, the two-step OREO portfolio consisted of 278 properties valued at $70 million, which reflected a write-down of 34% from original carrying value. (See table 7 for details.) We disposed of 13 non two-step properties in the most recent quarter with proceeds of $3.4 million, which helped the non two-step OREO balance to remain relatively unchanged in the quarter. Future financial results will be heavily dependent on the Company's ability to dispose of its OREO properties at prices that are in line with current valuation expectations.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The Company’s key recurring noninterest revenue sources performed well in second quarter 2009. As a result of 4% growth in total consumer and business deposit transaction accounts over the past 12 months, second quarter 2009 deposit service charge revenues grew 6% or $.3 million. Directly related to the significant slowing in economic activity, total payment systems revenues remained unchanged from the second quarter of 2008 despite the increase in both number of deposit accounts and associated cards. However, payment systems revenues increased 10% over the first quarter 2009 reflecting improved transaction activity in the second quarter. The weak equity market compared to a year ago contributed to the $.6 million or 37% decline in year over year second quarter trust and investment revenues. Gain on sales of loans was substantially unchanged from the second quarter 2008 but more than doubled compared to the first quarter of 2009 as the secondary market for SBA loans appears to be returning.

Second quarter 2009 total non-interest expense of $25.2 million included a special pre-tax FDIC assessment charge of $1.2 million and a pre-tax FDIC rate increase of $1.6 million compared to the second quarter a year ago. Without the higher FDIC expense total non-interest expense measured $22.4 million, a reduction of $.9 million or 4% from the same period in 2008. The Company continues to focus diligently on reducing controllable expense items. As part of that effort, and despite deferred loan origination expense being lower by $.6 million, total personnel expense fell 11% or $1.4 million in the most recent quarter compared to the second quarter of 2008. This was due to lower salary, incentive and benefit costs. The lower personnel expense was partially offset by a $.5 million year over year second quarter increase in property disposition expenses associated primarily with the two-step program.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

Capital:
The Bank’s total capital ratio measured 10.81% at June 30, 2009 up from 10.70% a year ago, and 10.68% at March 31, 2009. The Bank’s Tier 1 capital ratio at 9.56% also improved 11 basis points over the past 12 months. The increase in Bank Tier 1 and total capital ratios was primarily accomplished by reducing total outstanding loan balances and commitments and therefore risk-weighted assets. The leverage and common equity to assets ratios declined due to the Company’s operating loss over the past 12 months and the reinvestments of loan balance declines in the investment securities portfolio.

Credit Quality:
The Company recorded a second quarter 2009 provision for credit losses of $11.4 million, up from $6.0 million in the same quarter of 2008, but down from $23.1 million in the first quarter of 2009. The provision related to the two-step portfolio has trended down with the declining two-step loan balance. The two-step loan provision measured $2.4 million in the most recent quarter, down from $3.1 million in first quarter 2009 and $4.8 million in the final quarter of 2008. Each two-step property is re-appraised within 45 days of its expected foreclosure date, and the additional provision has arisen out of this process. The following table illustrates the significant decline in the two-step loan portfolio over the past 18 months.

(Dollars in thousands, unaudited)
Period ended	Total accruing two-step loan commitments	Accruing two-step loans	Nonaccrual two-step loans	Two-step OREO	Total two-step nonperforming assets
12/31/2007	$320,991	$242,407	$20,545	$3,255	$23,800
3/31/2008	156,823	122,622	88,784	5,688	94,472
6/30/2008	59,603	46,975	98,728	26,460	125,188
9/30/2008	16,943	14,904	82,990	44,675	127,665
12/31/2008	3,276	3,124	49,960	60,022	109,982
3/31/2009	-	-	23,725	73,319	97,044
6/30/2009	-	-	10,348	69,632	79,980

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The provision for credit losses associated with loans other than two-step loans was $9.0 million in the second quarter of 2009, up from $4.1 million in the same quarter of 2008 and down from $20.0 million in the first quarter of 2009. The combination of negative risk rating migration, higher net charge-offs, and higher general valuation allowances under our allowance model increased the provision compared to the second quarter of 2008. The level of future provisioning will be heavily dependent on the local real estate market and general economic conditions nationally and in the areas in which we do business.

As shown in the table below, at June 30, 2009 total residential construction and land loans measured $148 million or under 8% of the total loan portfolio down from 15% a year ago, representing a $177 million or 55% year over year decline. This portfolio consists of residential land, site development, vertical construction (construction of residences) and two-step construction loans. At the end of the most recent quarter, accruing loans in this portfolio totaled $83 million or 4% of total loans, down from $218 million and 10%, respectively, at June 30, 2008. Accruing loans to borrowers involved in residential land and site development segments totaled $34 million or less than 2% of total loans at the close of the second quarter. Total nonaccrual residential land and construction loan balances declined by $43 million over the past 12 months to $64 million or 3% of total loans as the decline in the two-step nonaccrual loan balances more than offset the increase in nonaccrual residential construction loans other than two-step. The properties associated with nonaccrual residential construction loans other than two-step are largely located in Clark, Pierce and King counties in the state of Washington, and in Marion and Deschutes counties in the state of Oregon. The amount of future losses with these properties will depend on market conditions, which do appear to be improving somewhat. The June residential housing inventory level in our markets fell to 8.7 months or the lowest level since October 2007.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

	West Coast Bancorp
	Residential construction and land loans including two-step loans

(Dollars in thousands, unaudited)	June 30, 2009		June 30, 2008		March 31, 2009
	Amount	Percent of total loans[2]	Amount	Percent of total loans[2]	Amount	Percent of total loans[2]
Accruing residential construction loans and land loans
Land loans[1]	$10,281	0.5%	$24,413	1.1%	$17,739	0.9%
Site development	23,276	1.2%	72,960	3.4%	28,946	1.4%
Vertical construction	49,838	2.6%	73,253	3.4%	57,244	2.9%
Two-step loans	-	0.0%	46,975	2.2%	-	0.0%
Total accruing residential construction and land loans	$83,395	4.4%	$217,601	10.1%	$103,929	5.2%

Nonaccrual residential construction loans and land loans
Land loans[1]	$7,629	0.4%	$1,396	0.1%	$2,092	0.1%
Site development	33,721	1.8%	2,830	0.1%	34,316	1.7%
Vertical construction	12,438	0.6%	3,712	0.2%	12,901	0.6%
Two-step loans	10,348	0.5%	98,728	4.6%	23,725	1.2%
Total nonaccrual residential construction and land loans	$64,136	3.3%	$106,666	5.0%	$73,034	3.7%

Total residential construction and land loans
Land loans[1]	$17,910	0.9%	$25,809	1.2%	$19,831	1.0%
Site development	56,997	3.0%	75,790	3.5%	63,262	3.2%
Vertical construction	62,276	3.2%	76,965	3.6%	70,145	3.5%
Two-step loans	10,348	0.5%	145,703	6.8%	23,725	1.2%
Total residential construction and land loans	$147,531	7.7%	$324,267	15.1%	$176,963	8.9%

[1] Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
[2] Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

Total net charge-offs in the second quarter of 2009 were $11.3 million. Net charge-offs related to the two-step portfolio continued to decline and totaled $2.4 million in the quarter, down from $8.5 million in the same period last year and $3.5 million in the first quarter of 2009. Net charge-offs for loans other than two-step loans were $8.9 million compared to $2.9 million in the second quarter of 2008 and $11.1 million in the first quarter this year. The higher year over year second quarter net charge-off activity for loans other than two-step loans was primarily associated with residential construction and land loans.

The allowance for credit losses associated with loans other than two-step loans increased from $31.8 million or 1.58% of such outstanding loan balances at June 30, 2008 to $38.6 million or 2.02% at second quarter end 2009. The unallocated portion of the allowance for loan losses amounted to $3.8 million or 10% of the total allowance at June 30, 2009, up from $ 2.7 million and 8.7% at June 30, 2008 and down from $5.8 million and 15% at March 31, 2009. The Company’s estimate of reserve amounts will continue to be primarily dependent on the loan portfolio’s credit quality performance trends, including net charge-offs, which will be heavily dependent on local economic conditions.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

Total non-performing assets were $211 million or 8.1% of total assets at June 30, 2009, up from $147 million and 5.6%, respectively, at June 30, 2008 and down from $215 million and 8.6% at March 31, 2009. Non-performing assets related to the two-step loan portfolio were $80 million or 3.1% of total assets, down from $125 million a year ago and a reduction from $97 million at the end of the first quarter. At second quarter end these non-performing assets included $10 million in nonaccrual loans and the $70 million two-step OREO balance.

Nonperforming assets, excluding the two-step portfolio, measured $131 million or 5.0% of total assets up $13 million from $118 million and 4.7% at March 31, 2009, and $22 million and .8% a year ago. The increase occurred primarily in the residential land and commercial loan categories. Three commercial relationships represent $26 million of the $34 million nonaccrual commercial balance. The commercial construction, term commercial real estate and home equity categories continue to perform well in these challenging economic times. As anticipated, the inflow into nonaccrual loan balances from the residential construction portfolio slowed from prior quarters as the accruing land and site development portfolio balances have contracted.

At June 30, 2009, all individually risk rated nonaccrual loans, including all non two-step loans, had been measured for impairment and written down to fair value less sales expense. The Company’s nonaccrual balances outside the two-step portfolio had been written down over 21% from their original principle loan balance as of June 30, 2009. For more detailed credit quality information, see tables 3 through 12.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

Other:
The Company will hold a Webcast conference call Friday, July 24, 2009, at 11:00 a.m. Pacific Time, during which the Company will discuss second quarter 2009 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “2nd Quarter 2009 Earnings Conference Call” tab. The conference call may also be accessed by dialing (866) 395-2683 Conference ID#: 88847420 a few minutes prior to 11:00 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.6 billion in assets, and 65 offices in Oregon and Washington.  The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank.  For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:
Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements.  They give our expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, including under the headings "Forward Looking Statement Disclosure" and in “Risk Factors.”

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

	West Coast Bancorp
	Consolidated Statements of Income (Loss)

(Unaudited)	Three months ended			Six months ended
(Dollars and shares in thousands, except per share data)	June 30,		March 31,	June 30,
	2009	2008	2009	2009	2008
Net interest income
Interest and fees on loans	$26,247	$32,826	$26,117	$52,364	$67,899
Interest on investment securities	2,572	2,779	2,478	5,050	5,877
Other interest income	50	140	13	63	281
Total interest income	28,869	35,745	28,608	57,477	74,057
Interest expense on deposit accounts	6,359	9,064	6,485	12,844	20,677
Interest on borrowings and subordinated debentures	2,296	2,968	1,993	4,289	6,090
Total interest expense	8,655	12,032	8,478	17,133	26,767
Net interest income	20,214	23,713	20,130	40,344	47,290

Provision for credit losses	11,393	6,000	23,131	34,524	14,725

Noninterest income
Service charges on deposit accounts	4,133	3,883	3,805	7,938	7,518
Payment systems related revenue	2,359	2,340	2,137	4,496	4,471
Trust and investment services revenues	971	1,534	919	1,890	3,119
Gains on sales of loans	756	769	343	1,099	1,629
OREO valuation adjustments and loss on sale	(3,683)	(274)	(4,804)	(8,487)	(263)
Other	787	599	1,942	2,729	1,998
Other-than-temporary impairment losses	-	-	(192)	(192)	-
Gain on sales of securities	635	187	198	833	777
Total noninterest income	5,958	9,038	4,348	10,306	19,249
Noninterest expense
Salaries and employee benefits	11,267	12,645	11,195	22,462	25,000
Equipment	1,850	1,765	1,892	3,742	3,516
Occupancy	2,295	2,297	2,366	4,661	4,672
Payment systems related expense	998	892	919	1,917	1,735
Professional fees	1,371	948	927	2,298	1,748
Postage, printing and office supplies	826	1,000	795	1,621	1,966
Marketing	696	1,006	630	1,326	1,801
Communications	404	427	393	797	829
Goodwill impairment	-	-	13,059	13,059	-
Other noninterest expense	5,537	2,366	3,198	8,735	4,300
Total noninterest expense	25,244	23,346	35,374	60,618	45,567
Income (loss) before income taxes	(10,465)	3,405	(34,027)	(44,492)	6,247
Provision (benefit) for income taxes	(4,126)	721	(10,428)	(14,554)	1,563
Net income (loss)	$(6,339)	$2,684	$(23,599)	$(29,938)	$4,684

Earnings (loss) per share:
Basic	$(0.41)	$0.17	$(1.51)	$(1.91)	$0.30
Diluted	$(0.41)	$0.17	$(1.51)	$(1.91)	$0.30

Weighted average common shares	15,522	15,467	15,485	15,504	15,456
Weighted average diluted shares	15,522	15,540	15,485	15,504	15,572

Tax equivalent net interest income	$20,580	$24,162	$20,545	$41,125	$48,189

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

	West Coast Bancorp
	Consolidated Balance Sheets

	June 30,	June 30,	March 31,
(Dollars and shares in thousands, unaudited)	2009	2008	2009
Assets:
Cash and cash equivalents	$148,282	$101,767	$72,626
Investments	369,914	234,372	233,668
Total loans	1,917,028	2,153,716	1,998,451
Allowance for loan losses	(37,700)	(35,723)	(37,532)
Loans, net	1,879,328	2,117,993	1,960,919
OREO, net	83,830	27,892	87,189
Goodwill and other intangibles	796	14,253	895
Other assets	131,333	136,649	140,930
Total assets	$2,613,483	$2,632,926	$2,496,227

Liabilities and Stockholders' Equity:
Demand	$483,397	$500,189	$489,274
Savings and interest-bearing demand	396,100	349,950	351,153
Money market	606,349	693,801	595,954
Time deposits	623,521	534,310	615,716
Total deposits	2,109,367	2,078,250	2,052,097
Borrowings and subordinated debentures	314,299	322,378	252,059
Reserve for unfunded commitments	869	1,322	931
Other liabilities	20,282	25,468	16,581
Total liabilities	2,444,817	2,427,418	2,321,668
Stockholders' equity	168,666	205,508	174,559
Total liabilities and stockholders' equity	$2,613,483	$2,632,926	$2,496,227

Common shares outstanding period end	15,660	15,702	15,687
Book value per common share	$10.77	$13.09	$11.13
Tangible book value per common share	$10.72	$12.18	$11.07

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

	West Coast Bancorp
	Summary Financial Information

	Second	Second	First	Year to date	Year to date
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	June 30,	June 30,
(all rates have been annualized where appropriate)	2009	2008	2009	2009	2008
PERFORMANCE RATIOS
- Return on average assets	(0.99%)	0.41%	(3.85%)	(2.39%)	0.36%
- Return on average common equity	(14.61%)	5.19%	(48.54%)	(32.54%)	4.50%
- Return on average tangible equity	(14.53%)	5.69%	(52.07%)	(33.73%)	4.96%
- Non-interest income to average assets	0.93%	1.39%	0.71%	0.82%	1.49%
- Non-interest expense to average assets	3.94%	3.60%	5.77%	4.84%	3.52%
- Efficiency ratio, tax equivalent	97.5%	70.7%	143.2%	86.4%	68.4%

NET INTEREST MARGIN
- Yield on average interest-earning assets	4.97%	5.91%	5.19%	5.08%	6.12%
- Rate on average interest-bearing liabilities	1.83%	2.52%	1.91%	1.87%	2.83%
- Net interest spread	3.14%	3.39%	3.28%	3.21%	3.29%
- Net interest margin	3.50%	3.94%	3.67%	3.58%	3.93%

AVERAGE ASSETS
- Investment securities	$309,810	$233,156	$200,875	$249,536	$243,964

- Commercial loans	452,517	527,781	471,650	462,031	518,173
- Real estate construction loans	229,127	432,398	267,296	248,106	466,929
- Real estate mortgage loans	391,993	366,997	392,445	392,218	354,656
- Commercial real estate loans	877,405	834,069	882,614	879,995	817,209
- Installment and other consumer loans	20,425	24,367	21,032	20,727	24,306
- Total loans	1,971,467	2,185,612	2,035,037	2,003,077	2,181,273

- Total interest earning assets	2,360,328	2,465,147	2,267,580	2,314,210	2,464,713
- Other assets	206,377	144,807	217,178	211,742	138,633
- Total assets	$2,566,705	$2,609,954	$2,484,758	$2,525,952	$2,603,346

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$478,289	$467,664	$469,667	$474,002	$465,876
- Savings and Interest bearing demand	385,636	357,664	348,011	366,927	358,326
- Money market	599,417	662,962	594,108	596,777	662,735
- Time deposits	614,472	558,087	570,049	592,384	568,622
- Total deposits	2,077,814	2,046,377	1,981,835	2,030,090	2,055,559

- Borrowings and subordinated debentures	297,951	341,578	289,406	293,702	313,358

- Total interest bearing liabilities	1,897,476	1,920,292	1,801,575	1,849,790	1,903,041
- Other liabilities	495,172	481,791	486,028	490,626	490,765
- Total liabilities	2,392,648	2,402,083	2,287,603	2,340,416	2,393,806
- Common equity	174,057	207,871	197,155	185,536	209,540
- Total average liabilities and common equity	$2,566,705	$2,609,954	$2,484,758	$2,525,952	$2,603,346

AVERAGE ASSET/LIABILITY RATIOS
- Stockholders' equity to total assets	6.78%	7.96%	7.93%	7.35%	8.05%
- Interest earning assets to interest bearing liabilities	124.4%	128.4%	125.9%	125.1%	129.5%
- Total loans to total assets	76.8%	83.7%	81.9%	79.3%	83.8%
- Interest bearing deposits to total assets	62.3%	60.5%	60.9%	61.6%	61.1%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table reconciles GAAP financial measures to non-GAAP financial measures.

Table 1	West Coast Bancorp

	Reconciliation of Operating earnings (loss) to GAAP net income

	For the three months ended June 30,		For the six months ended June 30,
(Dollars in thousands, unaudited)	2009	2008	2009	2008
GAAP net income (loss)	$(6,339)	$2,684	$(29,938)	$4,684
Add: FDIC special assessment charge, net of tax	777		777
Add: Goodwill impairment charge, net of tax	-	-	13,059	-
Operating net income (loss)	$(5,562)	$2,684	$(16,102)	$4,684

Diluted earnings (loss) per diluted share
GAAP net income (loss)	$(0.41)	$0.17	$(1.91)	$0.30
Operating net income (loss)	$(0.36)	$0.17	$(1.02)	$0.30

	Reconciliation of Non GAAP noninterest expense to GAAP noninterest expense

	For the three months ended June 30,
(Dollars in thousands, unaudited)	2009	2008	Increase/(decrease)	% change
GAAP noninterest expense	$25,244	$23,346	$1,898	8%
Less: FDIC special assessment charge	1,195	-	1,195	-
Less: FDIC assessment charge rate increase	1,569	-	1,569	-
Non-GAAP noninterest expense	$22,480	$23,346	$(866)	-4%

The following table presents information with respect to the Company’s loan portfolio.

Table 2	West Coast Bancorp
	Period End Loan Portfolio By Category
	June 30,	% of	June 30,	% of	Change		March 31,	% of
(Dollars in thousands, unaudited)	2009	loans	2008	loans	Amount	%	2009	loans
Commercial loans	$428,852	22%	$512,689	24%	$(83,837)	-16%	$462,466	23%
Commercial real estate construction	71,945	4%	94,583	4%	(22,638)	-24%	87,561	4%
Residential real estate construction	129,588	7%	298,141	14%	(168,553)	-57%	157,050	8%
Total real estate construction loans	201,533	11%	392,724	18%	(191,191)	-49%	244,611	12%
Mortgage	83,941	4%	87,735	4%	(3,794)	-4%	83,889	4%
Nonstandard mortgage	23,916	1%	30,536	1%	(6,620)	-22%	26,111	1%
Home equity	280,366	15%	259,500	12%	20,866	8%	281,186	14%
Total real estate mortgage	388,223	20%	377,771	18%	10,452	3%	391,186	20%
Commercial real estate loans	878,379	46%	847,430	39%	30,949	4%	879,394	46%
Installment and other consumer loans	20,041	1%	23,102	1%	(3,061)	-13%	20,794	1%
Total loans	$1,917,028		$2,153,716		$(236,688)	-11%	$1,998,451

Two-step residential construction
loans	$10,348	1%	$145,703	7%	$(135,355)	-93%	$23,725	1%
Total loans other than two-step loans	1,906,680	99%	2,008,013	93%	(101,333)	-5%	1,974,726	99%
Total loans	$1,917,028	100%	$2,153,716	100%	$(236,688)	-11%	$1,998,451	100%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following tables present information with respect to the change in the Company’s total allowance for credit losses.

Table 3	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2009	2008	2009
Allowance for credit losses, beginning of period	$38,463	$42,454	$29,934
Provision for credit losses	11,393	6,000	23,131

Loan charge-offs:
Commercial	1,725	2,118	1,275
Commercial real estate construction	-	-	-
Residential real estate construction	7,283	10,028	8,776
Total real estate construction	7,283	10,028	8,776
Mortgage	1,244	95	1,018
Nonstandard mortgage	320	136	1,929
Home equity	529	28	1,281
Total real estate mortgage	2,093	259	4,228
Commercial real estate	172	-	406
Installment and consumer	267	45	132
Overdraft	230	303	249
Total loan charge-offs	11,770	12,753	15,066
Loan recoveries:
Commercial	392	-	217
Commercial real estate construction	-	-	-
Residential real estate construction	17	1,239	151
Total real estate construction	17	1,239	151
Mortgage	-	-	3
Nonstandard mortgage	-	-	-
Home equity	-	25	-
Total real estate mortgage	-	25	3
Commercial real estate	-	-	-
Installment and consumer	16	28	22
Overdraft	58	52	71
Total loan recoveries	483	1,344	464
Net charge-offs	11,287	11,409	14,602

Total allowance for credit losses	$38,569	$37,045	$38,463
Components of allowance for credit losses:
Allowance for loan losses	$37,700	$35,723	$37,532
Reserve for unfunded commitments	869	1,322	931
Total allowance for credit losses	$38,569	$37,045	$38,463

Net loan charge-offs to average loans (annualized)	2.30%	2.10%	2.92%
Allowance for loan losses to total loans	1.97%	1.66%	1.88%
Allowance for credit losses to total loans	2.01%	1.72%	1.92%
Allowance for loan losses to nonperforming loans	30%	30%	29%
Allowance for credit losses to nonperforming loans	30%	31%	30%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

Table 4	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Year to date	Year to date
	June 30,	June 30,
(Dollars in thousands, unaudited)	2009	2008
Allowance for credit losses, beginning of period	$29,934	$54,903
Provision for credit losses	34,524	14,725

Loan charge-offs:
Commercial	3,000	2,741
Commercial real estate construction	-	-
Residential real estate construction	16,059	30,422
Total real estate construction	16,059	30,422
Mortgage	2,262	95
Nonstandard mortgage	2,249	136
Home equity	1,810	28
Total real estate mortgage	6,321	259
Commercial real estate	578	-
Installment and consumer	399	119
Overdraft	479	605
Total loan charge-offs	26,836	34,146
Loan recoveries:
Commercial	609	32
Commercial real estate construction	-	-
Residential real estate construction	168	1,305
Total real estate construction	168	1,305
Mortgage	3	-
Nonstandard mortgage	-	-
Home equity	-	52
Total real estate mortgage	3	52
Commercial real estate	-	-
Installment and consumer	38	54
Overdraft	129	120
Total loan recoveries	947	1,563
Net charge-offs	25,889	32,583

Total allowance for credit losses	$38,569	$37,045
Components of allowance for credit losses:
Allowance for loan losses	$37,700	$35,723
Reserve for unfunded commitments	869	1,322
Total allowance for credit losses	$38,569	$37,045

Net loan charge-offs to average loans	2.61%	3.00%
Allowance for loan losses to total loans	1.97%	1.66%
Allowance for credit losses to total loans	2.01%	1.72%
Allowance for loan losses to nonperforming loans	30%	30%
Allowance for credit losses to nonperforming loans	30%	31%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table presents information about the Company’s total nonperforming assets and delinquent loans.

Table 5	West Coast Bancorp
	Total Loan Portfolio
	Nonperforming Assets and Delinquencies

	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2009	2008	2009
Loans on nonaccrual status:
Commercial	$34,396	$4,168	$29,014
Real estate construction:
Commercial real estate construction	2,922	-	2,923
Residential real estate construction	56,507	105,270	70,942
Total real estate construction	59,429	105,270	73,865
Real estate mortgage:
Mortgage	14,179	1,888	9,467
Nonstandard mortgage	10,486	5,849	10,972
Home equity	1,259	278	961
Total real estate mortgage	25,924	8,015	21,400
Commercial real estate	6,905	2,074	3,980
Installment and consumer	69	2	22
Total nonaccrual loans	126,723	119,529	128,281
90 days past due not on nonaccrual	-	-	-
Total non-performing loans	126,723	119,529	128,281

Other real estate owned	83,830	27,892	87,189
Total non-performing assets	$210,553	$147,421	$215,470

Non-performing loans to total loans	6.61%	5.55%	6.42%
Non-performing assets to total assets	8.06%	5.60%	8.63%

	Total Loan Portfolio
	Delinquent loans 30-89 days past due as a % of loan category
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2009	2008	2009
Commercial loans	0.42%	0.19%	0.20%
Real estate construction loans	2.93%	1.92%	1.51%
Real estate mortgage loans	1.84%	1.42%	0.78%
Commercial real estate loans	0.13%	0.10%	0.19%
Installment and other consumer loans	0.50%	0.90%	0.96%

Delinquent loans 30-89 days past due:
Two-step residential construction loans	$-	$5,462	$-
Total loans other than two-step loans	16,082	9,432	9,605
Total delinquent loans 30-89 days past due, not in nonaccrual status	$16,082	$14,894	$9,605

Delinquent loans to total loans	0.84%	0.69%	0.48%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table presents information about the Company’s activity in other real estate owned.

Table 6	West Coast Bancorp
	Other real estate owned ("OREO") activity

	Three months		Three months		Three months
	ended June 30,	Number	ended June 30,	Number	ended March 31,	Number
(Dollars in thousands, unaudited)	2009	of properties	2008	of properties	2009	of properties
Beginning balance	$87,189	349	$5,688	24	$70,110	288
Additions to OREO[1]	14,819	48	25,390	94	25,931	79
Valuation adjustments to OREO	(3,064)	-	(245)	-	(4,761)	-
Disposition of OREO	(15,114)	(62)	(2,941)	(10)	(4,091)	(18)
Ending balance	$83,830	335	$27,892	108	$87,189	349

	OREO activity related to two-step loans

	Three months		Three months		Three months
	ended June 30,	Number	ended June 30,	Number	ended March 31,	Number
(Dollars in thousands, unaudited)	2009	of properties	2008	of properties	2009	of properties
Beginning balance	$73,319	296	$5,688	23	$60,022	251
Additions to OREO[1]	10,902	33	23,734	87	21,303	62
Valuation adjustments to OREO	(2,320)		(245)		(4,110)
Disposition of OREO	(12,269)	(51)	(2,717)	(9)	(3,896)	(17)
Ending balance	$69,632	278	$26,460	101	$73,319	296

	OREO activity related to loans other than two-step loans

	Three months		Three months		Three months
	ended June 30,	Number	ended June 30,	Number	ended March 31,	Number
(Dollars in thousands, unaudited)	2009	of properties	2008	of properties	2009	of properties
Beginning balance	$13,870	53	$-	1	$10,088	37
Additions to OREO[1]	3,917	15	1,656	7	4,628	17
Valuation adjustments to OREO	(744)		-	-	(651)
Disposition of OREO	(2,845)	(11)	(224)	(1)	(195)	(1)
Ending balance	$14,198	57	$1,432	7	$13,870	53

[1] Includes capitalized cost of OREO.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table presents information with respect to two-step residential construction related OREO activity and two-step short sales.

Table 7
(Dollars in thousands)	Two-step related OREO activity		Two-step short sales		Total two-step OREO property sales and short sales

	Amount	Number	Amount	Number	Amount	Number
Full year 2008:
Beginning balance January 1, 2008	$3,255	14
Additions to OREO	75,863	294
Capitalized improvements	1,319
Valuation adjustments	(4,286)
Disposition of OREO properties and short sales	(16,129)	(57)	$(11,448)	(40)	$(27,577)	(97)
Ending balance December 31, 2008	$60,022	251

Quarterly 2009:
Beginning balance January 1, 2009	$60,022	251
Additions to OREO	20,635	62
Capitalized improvements	668
Valuation adjustments	(4,110)
Disposition of OREO properties and short sales	(3,896)	(17)	$(2,502)	(7)	$(6,398)	(24)
Ending balance March 31, 2009	$73,319	296

Additions to OREO	9,822	33
Capitalized improvements	1,080
Valuation adjustments	(2,320)
Disposition of OREO properties and short sales	(12,269)	(51)	$(1,177)	(3)	$(13,446)	(54)
Ending balance June 30, 2009	$69,632	278

Full year 2009:
Beginning balance January 1, 2009	$60,022	251
Additions to OREO	30,457	95
Capitalized improvements	1,748
Valuation adjustments	(6,430)
Disposition of OREO properties and short sales	(16,165)	(68)	$(3,679)	(10)	$(19,844)	(78)
Ending balance June 30, 2009	$69,632	278

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table presents information with respect to non two-step related OREO activity and non two-step short sales.

Table 8
(Dollars in thousands)	Non two-step related OREO activity		Non two-step short sales		Total non two-step OREO property sales and short sales

	Amount	Number	Amount	Number	Amount	Number
Full year 2008:
Beginning balance January 1, 2008	$-	1
Additions to OREO	11,936	42
Capitalized improvements	10
Valuation adjustments	(499)
Disposition of OREO properties and short sales	(1,359)	(6)	$-	-	$(1,359)	(6)
Ending balance December 31, 2008	$10,088	37

Quarterly 2009:
Beginning balance January 1, 2009	$10,088	37
Additions to OREO	4,614	17
Capitalized improvements	14
Valuation adjustments	(651)
Disposition of OREO properties and short sales	(195)	(1)	$(948)	(4)	$(1,143)	(5)
Ending balance March 31, 2009	$13,870	53

Additions to OREO	3,841	15
Capitalized improvements	76
Valuation adjustments	(744)
Disposition of OREO properties and short sales	(2,845)	(11)	$(509)	(2)	$(3,354)	(13)
Ending balance June 30, 2009	$14,198	57

Full year 2009:
Beginning balance January 1, 2009	$10,088	37
Additions to OREO	8,455	32
Capitalized improvements	90
Valuation adjustments	(1,395)
Disposition of OREO properties and short sales	(3,040)	(12)	$(1,457)	(6)	$(4,497)	(18)
Ending balance June 30, 2009	$14,198	57

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table presents information with respect to the change in the Company’s allowance for credit losses in the two-step residential construction loan portfolio.

Table 9	West Coast Bancorp
	Two-Step Loan Portfolio

	Allowance For Credit Losses and Net Charge-offs Two-Step Portfolio
	Quarter ended	Quarter ended	Quarter ended
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2009	2008	2009
Allowance for credit losses, beginning of period	$-	$11,812	$421
Provision for credit losses	2,389	1,947	3,103
Charge-offs	2,392	9,718	3,675
Recoveries	3	1,239	151
Net charge-offs	2,389	8,479	3,524

Total allowance for credit losses	$-	$5,280	$-

Components of allowance for credit losses
Allowance for loan losses	$-	$4,858	$-
Reserve for unfunded commitments	-	422	-
Total allowance for credit losses	$-	$5,280	$-

	Year to date	Year to date
	June 30,	June 30,
(Dollars in thousands, unaudited)	2009	2008
Allowance for credit losses, beginning of period	$421	$31,065
Provision for credit losses	5,492	2,727
Charge-offs	6,067	29,817
Recoveries	154	1,305
Net Charge-offs	5,913	28,512

Total allowance for credit losses	$-	$5,280

Components of allowance for credit losses
Allowance for loan losses	$-	$4,858
Reserve for unfunded commitments	-	422
Total allowance for credit losses	$-	$5,280

Net loan charge-offs to average total loans	0.60%	2.63%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table presents information about the Company’s nonperforming assets and delinquencies in the two-step residential construction loan portfolio.

Table 10	West Coast Bancorp
	Two-Step Residential Construction Loans
	Nonperforming Assets and Delinquencies

	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2009	2008	2009
Nonaccrual two-step loans	$10,348	$98,728	$23,725
90 day past due and accruing interest	-	-	-
Total nonperforming two-step loans	10,348	98,728	23,725

Other real estate owned two-step	69,632	26,460	73,319
Total nonperforming two-step assets	$79,980	$125,188	$97,044

Delinquent two-step loans 30-89 days past due, not in nonaccrual status	$-	$5,462	$-

Nonperforming two-step assets to total assets	3.06%	4.75%	3.89%
Delinquent two-step loans to total two-step loans	0.00%	3.75%	0.00%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table presents information with respect to the change in the Company’s allowance for credit losses for the loans other than two-step residential construction loans.

Table 11	West Coast Bancorp
	Other than two-step loan portfolio

	Allowance For Credit Losses and Net Charge-offs other than two-step loans
	Quarter ended	Quarter ended	Quarter ended
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2009	2008	2009
Allowance for credit losses, beginning of period	$38,463	$30,642	$29,513
Provision for credit losses	9,004	4,053	20,028

Loan charge-offs:
Commercial	1,725	2,118	1,275
Commercial real estate construction	-	-	-
Residential real estate construction	4,891	310	5,101
Total real estate construction	4,891	310	5,101
Mortgage	1,244	95	1,018
Nonstandard mortgage	320	136	1,929
Home equity	529	28	1,281
Total real estate mortgage	2,093	259	4,228
Commercial real estate	172	-	406
Installment and consumer	267	45	132
Overdraft	230	303	249
Total loan charge-offs	9,378	3,035	11,391
Loan recoveries:
Commercial	392	-	217
Commercial real estate construction	-	-	-
Residential real estate construction	14	-	-
Total real estate construction	14	-	-
Mortgage	-	-	3
Nonstandard mortgage	-	-	-
Home equity	-	25	-
Total real estate mortgage	-	25	3
Commercial real estate	-	-	-
Installment and consumer	16	28	22
Overdraft	58	52	71
Total loan recoveries	480	105	313
Net charge-offs	8,898	2,930	11,078

Total allowance for credit losses	$38,569	$31,765	$38,463
Components of allowance for credit losses:
Allowance for loan losses	$37,700	$30,865	$37,532
Reserve for unfunded commitments	869	900	931
Total allowance for credit losses	$38,569	$31,765	$38,463

Net loan charge-offs to average loans (annualized)	1.81%	0.54%	2.21%
Allowance for loan losses to total loans	1.98%	1.54%	1.90%
Allowance for credit losses to total loans	2.02%	1.58%	1.95%
Allowance for loan losses to nonperforming loans	32%	148%	36%
Allowance for credit losses to nonperforming loans	33%	153%	37%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

Table 12	West Coast Bancorp
	Other than two-step loan portfolio

	Allowance For Credit Losses and Net Charge-offs other than two-step loans
	Year to date	Year to date
	June 30,	June 30,
(Dollars in thousands, unaudited)	2009	2008
Allowance for credit losses, beginning of period	$29,513	$23,838
Provision for credit losses	29,032	11,998

Loan charge-offs:
Commercial	3,000	2,741
Commercial real estate construction	-	-
Residential real estate construction	9,992	605
Total real estate construction	9,992	605
Mortgage	2,262	95
Nonstandard mortgage	2,249	136
Home equity	1,810	28
Total real estate mortgage	6,321	259
Commercial real estate	578	-
Installment and consumer	399	119
Overdraft	479	605
Total loan charge-offs	20,769	4,329
Loan recoveries:
Commercial	609	32
Commercial real estate construction	-	-
Residential real estate construction	14	-
Total real estate construction	14	-
Mortgage	3	-
Nonstandard mortgage	-	-
Home equity	-	52
Total real estate mortgage	3	52
Commercial real estate	-	-
Installment and consumer	38	54
Overdraft	129	120
Total loan recoveries	793	258
Net charge-offs	19,976	4,071

Total allowance for credit losses	$38,569	$31,765
Components of allowance for credit losses:
Allowance for loan losses	$37,700	$30,865
Reserve for unfunded commitments	869	900
Total allowance for credit losses	$38,569	$31,765

Net loan charge-offs to average loans	2.01%	0.38%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table presents information about the Company’s nonperforming assets and delinquencies in the loan portfolio excluding two-step residential construction loans.

Table 13	West Coast Bancorp
	Loans Other than Two-Step Loans
	Nonperforming Assets and Delinquencies

	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2009	2008	2009
Loans on nonaccrual status:
Commercial	$34,396	$4,168	$29,014
Real estate construction:
Commercial real estate construction	2,922	-	2,923
Residential real estate construction	46,159	6,542	47,217
Total real estate construction	49,081	6,542	50,140
Real estate mortgage:
Mortgage	14,179	1,888	9,467
Nonstandard mortgage	10,486	5,849	10,972
Home equity	1,259	278	961
Total real estate mortgage	25,924	8,015	21,400
Commercial real estate	6,905	2,074	3,980
Installment and consumer	69	2	22
Total nonaccrual loans	116,375	20,801	104,556
90 days past due not on nonaccrual	-	-	-
Total non-performing loans	116,375	20,801	104,556

Other real estate owned	14,198	1,432	13,870
Total non-performing assets	$130,573	$22,233	$118,426

Delinquent non two-step loans 30-89 days past due, not in nonaccrual status	$16,082	$9,432	$9,605

Nonperforming non two-step loans to total non two-step loans	6.10%	1.04%	5.29%
Nonperforming non two-step assets to total assets	5.00%	0.84%	4.74%
Delinquent non two-step loans to total non two-step loans	0.84%	0.47%	0.49%

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table shows the components of our construction and land loans outside the two-step portfolio as of the dates shown:

Table 14	West Coast Bancorp
	Construction and land loans outside the two-step portfolio

(Dollars in thousands, unaudited)	June 30, 2009		June 30, 2008		March 31, 2009
	Amount	Percent[2]	Amount	Percent[2]	Amount	Percent[2]
Land loans[1]	$37,503	16%	$44,256	15%	$41,483	16%
Residential construction loans other than two-step loans	119,274	52%	152,755	52%	133,407	51%
Commercial construction loans	72,045	32%	94,779	33%	87,709	33%
Total construction and land loans other than two-step loans	$228,822	100%	$291,790	100%	$262,599	100%

Components of residential construction and land loans other than two-step loans:
Land loans[1]	$17,910	13%	$25,809	15%	$19,831	13%
Site development	56,997	42%	75,790	42%	63,262	41%
Vertical construction	62,276	45%	76,965	43%	70,145	46%
Total residential construction and land loans other than two-step loans	$137,183	100%	$178,564	100%	$153,238	100%

Components of commercial construction and land loans:
Land loans[1]	$19,593	21%	$18,447	16%	$21,652	20%
Site development	607	1%	1,122	1%	607	1%
Vertical construction	71,439	78%	93,657	83%	87,102	79%
Total commercial construction and land loans	$91,639	100%	$113,226	100%	$109,361	100%

Components of total construction and land loans other than two-step loans:
Land loans[1]	$37,503	17%	$44,256	15%	$41,483	16%
Site development	57,604	25%	76,912	26%	63,869	24%
Vertical construction	133,715	58%	170,622	59%	157,247	60%
Total construction and land loans other than two-step loans	$228,822	100%	$291,790	100%	$262,599	100%

[1] Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
[2] Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table shows the components of our nonaccrual construction and land loans outside the two-step portfolio as of the dates shown.

Table 15	West Coast Bancorp
	Nonaccrual construction and land loans oustide the two-step portfolio

(Dollars in thousands, unaudited)	June 30, 2009		June 30, 2008		March 31, 2009
	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]
Land loans[1]	$8,625	23.00%	$1,396	0.48%	$2,092	5.04%
Residential construction loans other than two-step loans	46,159	38.70%	6,542	2.24%	47,217	36.39%
Commercial construction loans	2,922	4.06%	-	0.00%	2,922	3.33%
Total nonaccrual construction and land loans other than two-step loans	$57,706	25.22%	$7,938	2.72%	$52,231	19.89%

Components of nonaccrual residential construction and land loans other than two-step loans:
Land loans[1]	$7,629	42.60%	$1,396	0.78%	$2,092	10.55%
Site development	33,721	59.16%	2,830	1.58%	34,316	54.24%
Vertical construction	12,438	19.97%	3,712	2.08%	12,901	18.39%
Total nonaccrual residential construction and land loans other than two-step loans	$53,788	39.21%	$7,938	4.45%	$49,309	32.18%

Components of nonaccrual commercial construction and land loans:
Land loans[1]	996	5.08%	-	0.00%	-	0.00%
Site development	-	0.00%	-	0.00%	-	0.00%
Vertical construction	2,922	4.09%	-	0.00%	2,922	3.35%
Total nonaccrual commercial construction and land loans other than two-stpe loans	$3,918	4.28%	$-	0.00%	$2,922	2.67%

Components of total nonaccrual construction and land loans other than two-step loans:
Land loans[1]	$8,625	23.00%	$1,396	0.48%	$2,092	5.04%
Site development	33,721	58.54%	2,830	0.97%	34,316	53.73%
Vertical construction	15,360	11.49%	3,712	1.27%	15,823	10.06%
Total nonaccrual construction and land loans other than two-step loans	$57,706	25.22%	$7,938	2.72%	$52,231	19.89%

[1] Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
[2] Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

WEST COAST BANCORP REPORTS SECOND QUARTER 2009 EARNINGS
July 24, 2009

The following table shows the components of our delinquent construction and land loans outside the two-step portfolio as of the dates shown.

Table 16	West Coast Bancorp
	Delinquent construction and land loans outside the two-step loan portfolio

(Dollars in thousands, unaudited)	June 30, 2009		June 30, 2008		March 31, 2009
	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]
Land loans[1]	$4,552	12.14%	$-	0.00%	$452	1.09%
Residential construction loans other than two-step loans	5,895	4.94%	1,976	0.68%	3,718	2.84%
Commercial construction loans	-	0.00%	83	0.03%	-	0.00%
Total 30-89 days past due construction loans other than two-step loans	$10,447	4.57%	$2,059	0.71%	$4,170	1.60%

Components of 30-89 days past due residential construction and land loans other than two-step loans:
Land loans[1]	$3,961	22.12%	$-	0.00%	$452	2.28%
Site development	2,521	4.42%	-	0.00%	1,090	1.79%
Vertical construction	3,374	5.42%	1,976	1.11%	2,628	3.75%
Total 30-89 days past due residential construction and land loans other than two-step loans	$9,856	7.18%	$1,976	1.11%	$4,170	2.76%

Components of 30-89 days past due commercial construction and land loans:
Land loans[1]	$591	3.02%	$-	0.00%	$-	0.00%
Site development	-	0.00%	-	0.00%	-	0.00%
Vertical construction	-	0.00%	83	0.07%	-	0.00%
Total 30-89 days past due commercial construction and land loans	$591	0.64%	$83	0.07%	$-	0.00%

Components of total 30-89 days past due construction and land loans other than two-step loans:
Land loans[1]	$4,552	12.14%	$-	0.00%	$452	1.09%
Site development	2,521	4.38%	-	0.00%	1,090	1.77%
Vertical construction	3,374	2.52%	2,059	0.71%	2,628	1.67%
Total 30-89 days past due construction and land loans other than two-step loans	$10,447	4.57%	$2,059	0.71%	$4,170	1.60%

[1] Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
[2] Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.